Exhibit 99.1

SpringWorks Therapeutics Reports Third Quarter 2019 Financial Results and Recent Business Highlights

- Commenced Phase 2b ReNeu Clinical Trial for Patients with Neurofibromatosis Type 1-Associated Plexiform Neurofibromas (NF1-PN) –

- Received Important Regulatory Designations for Nirogacestat and Mirdametinib –

- Completed $186 Million Initial Public Offering–

STAMFORD, Conn – November 12, 2019 – SpringWorks Therapeutics, Inc. (Nasdaq: SWTX), a clinical-stage biopharmaceutical company focused on developing life-changing medicines for patients with severe rare diseases and cancer, today announced financial results for the third quarter ended September 30, 2019, and provided an update on recent company developments.

“The third quarter of 2019 was a productive period for SpringWorks as we completed a successful initial public offering while simultaneously achieving important regulatory and clinical development milestones, including dosing the first patient in our Phase 2b ReNeu trial of mirdametinib for patients with plexiform neurofibromas,” said Saqib Islam, Chief Executive Officer of SpringWorks. “Our team is focused on enrolling patients in our two potentially registrational trials in rare oncology indications and our Phase 1b trial in patients with RAS and RAF mutated solid tumors, and collaborating with our partners to initiate two additional Phase 1 studies in genetically defined cancers by early next year. We also continue to evaluate new business development opportunities to expand our pipeline and maximize the value of our portfolio.”

Third Quarter 2019 Business Highlights

•	Initiated Potentially Registrational ReNeu Clinical Trial: In October 2019, SpringWorks announced the initiation of the Phase 2b ReNeu clinical trial evaluating mirdametinib in children and adults with neurofibromatosis type 1-associated plexiform neurofibromas (NF1-PN).
•	Completed Successful Initial Public Offering: In September 2019, SpringWorks completed its initial public offering of 10,350,000 shares of common stock, including the exercise in full by the underwriters of their option to purchase up to 1,350,000 additional shares of its common stock, at the public offering price of $18.00 per share. The Company raised $186.3 million in aggregate gross proceeds.
•	Received EU Orphan Drug Designation for Nirogacestat: In September 2019, the European Commission granted Orphan Drug Designation for nirogacestat for the treatment of soft tissue sarcoma.
•	Received Breakthrough Therapy Designation for Nirogacestat: In August 2019, the U.S. Food and Drug Administration granted Breakthrough Therapy Designation to nirogacestat for the treatment of adult patients with progressive, unresectable, recurrent or refractory desmoid tumors or deep fibromatosis.
•	Strengthened Leadership Team and Board of Directors: In August 2019, SpringWorks appointed Francis (Frank) I. Perier, Jr. as Chief Financial Officer and Alan Fuhrman to its Board of Directors and as Audit Committee Chair.
•	Received EU Orphan Drug Designation for Mirdametinib: In July 2019, the European Commission granted Orphan Drug Designation for mirdametinib for the treatment of neurofibromatosis type 1 (NF1).

Third Quarter and Year to Date 2019 Financial Results

•	Research and Development (R&D) Expenses: R&D expenses as of September 30, 2019 were $10.7 million and $30.4 million for the third quarter and year-to-date periods, respectively, compared to $3.4 million and $6.2 million for the comparable periods of 2018, respectively. The increases in R&D expenses in 2019 are primarily attributable to increased clinical study and drug supply costs related to the ongoing Phase 3 DeFi and Phase 2b ReNeu trials, as well as growth in employee costs, including non-cash share-based compensation associated with increases in the number of R&D personnel.
•	General and Administrative (G&A) Expenses: G&A expenses as of September 30, 2019 were $4.6 million and $11.5 million for the third quarter and year-to-date periods, respectively, compared to $1.8 million and $5.9 million for the comparable periods of 2018, respectively. The increases in G&A expenses in 2019 are primarily attributable to growth in employee costs, including non-cash share-based compensation associated with increases in the number of G&A personnel, and increases in consulting and professional services related to the expansion of our business activities.
•	Net Loss Attributable to Common Stockholders: As of September 30, 2019, SpringWorks reported net losses of $16.8 million, or $1.77 loss per share, and $34.4 million, or $9.24 loss per share, for the third quarter and year-to-date periods respectively. This compares to net losses of $5.0 million, or $11.55 loss per share, and $11.6 million, or $44.20 loss per share, for the comparable periods of 2018, respectively.
•	Cash Position: Cash and cash equivalents were $343.8 million as of September 30, 2019. This includes net proceeds of $169.7 million from SpringWorks’ initial public offering completed in September 2019.

About SpringWorks Therapeutics

SpringWorks is a clinical-stage biopharmaceutical company applying a precision medicine approach to acquiring, developing and commercializing life-changing medicines for underserved patient populations suffering from devastating rare diseases and cancer. SpringWorks has a differentiated portfolio of small molecule targeted oncology product candidates and is advancing two potentially registrational clinical trials in rare tumor types, as well as several other programs addressing highly prevalent, genetically defined cancers. SpringWorks’ strategic approach and operational excellence in clinical development have enabled it to rapidly advance its two lead product candidates into late-stage clinical trials while simultaneously entering into multiple shared-value partnerships with industry leaders to expand its portfolio. For more information, please visit www.springworkstx.com.

Follow SpringWorks Therapeutics on social media: @SpringWorksTx and LinkedIn.

SpringWorks uses its website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Such disclosures will be included on the Company’s website in the ‘Investors & Media’ section. Accordingly, investors should monitor such portions of the SpringWorks website, in addition to following press releases, SEC filings and public conference calls and webcasts.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements regarding SpringWorks’ clinical trials and its strategy, business plans and focus. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, those related to the timing for completion of SpringWorks’ clinical trials of its product candidates, whether and when, if at all, SpringWorks’ product candidates will receive approval from the U.S. Food and Drug Administration, or FDA, or other foreign regulatory authorities, competition from other biopharmaceutical companies, and other risks identified in SpringWorks’ SEC filings, including its final prospectus for its initial public offering filed on September 13, 2019 and subsequent filings with the SEC. SpringWorks cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. SpringWorks disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements. Any forward-looking statements contained in this press release represent SpringWorks’ views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date.

SpringWorks Therapeutics, Inc.

Consolidated Balance Sheet

(in thousands, except share, unit per-share and per-unit amounts)

	September 30,	December 31,
	2019	2018
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$343,825	$45,648
Prepaid expenses and other current assets	689	1,382
Total current assets	344,514	47,030
Property and equipment, net	820	317
Investment in VIE (MapKure)	999	-
Other assets	2,062	1,043
Total Assets	$348,395	$48,390

Liabilities, Convertible Preferred Stock and Stockholders’ (Deficit) Equity
Current liabilities:
Accounts payable	$2,157	$774
Accrued expenses	7,682	2,568
Deferred rent	356	335
Total current liabilities	10,195	3,677
Long-term portion of deferred rent	881	1,152
Total liabilities	11,076	4,829

Commitments and contingencies
Convertible Preferred Stock:
Series A convertible preferred stock, $0.0001 par value; no shares authorized, issued or outstanding at September 30, 2019 and December 31, 2018,
respectively.	-	-

Series A convertible preferred units, no par value, net of issuance costs;
no units authorized, issued and outstanding at September 30, 2019;
103,000,000 units authorized; 63,600,000 units issued and outstanding
at December 31, 2018.	-	62,930

Stockholders' (deficit) equity:
Junior Series A convertible preferred stock, no par value; no shares authorized,
issued or outstanding at September 30, 2019 and December 31, 2018, respectively.	-	-

Junior Series A convertible preferred units, no par value;
no units authorized, issued or outstanding at September 30, 2019;
6,437,500 units authorized, issued and outstanding at December 31, 2018.	-	2,014

Common stock, $0.0001 par value, 150,000,000 shares authorized,
43,233,387 shares issued and outstanding, at September 30, 2019;
no shares authorized, issued or outstanding at December 31, 2018.	4	-

Common units, no par value; no units authorized, issued or outstanding at September 30, 2019; 195,638 units authorized, issued and outstanding at
December 31, 2018.	-	-

Additional paid-in capital	394,127	1,069
Accumulated deficit	(56,812)	(22,452)
Total stockholders’ (deficit) equity	337,319	(19,369)
Total liabilities, convertible preferred stock and stockholders’ (deficit) equity	$348,395	$48,390

SpringWorks Therapeutics, Inc.

Consolidated Statements of Operations and Comprehensive Loss

(unaudited)

(in thousands, except share, unit per-share and per-unit amounts)

	Three Months ending September 30, 2019	Three Months ending September 30, 2018	Nine Months ending September 30, 2019	Nine Months ending September 30, 2018
Operating expenses:
Research and development	$10,745	$3,406	$30,373	$6,192
General and administrative	4,584	1,824	11,495	5,852
Total operating expenses	15,329	5,230	41,868	12,044
Loss from operations	(15,329)	(5,230)	(41,868)	(12,044)
Other income:
Interest income, net	997	226	2,280	450
Total other Income.	997	226	2,280	450
Equity investment loss	(2,501)	-	(2,501)	-
Net loss	$(16,833)	$(5,004)	$(42,089)	$(11,594)
Reconciliation of net loss to net loss attributable to common stockholders:
Net loss	$(16,833)	$(5,004)	$(42,089)	$(11,594)
Net gain attributable to extinguishment of Series A convertible preferred and Junior Series A convertible preferred shares	-	-	7,729	-
Net loss attributable to common stockholders, basic and diluted	$(16,833)	$(5,004)	$(34,360)	$(11,594)
Net loss per unit, basic and diluted	-	$(11.55)	-	$(44.20)
Net loss per share, basic and diluted	$(1.77)	-	$(9.24)	-
Weighted average common units outstanding, basic and diluted	-	433,401	-	262,273
Weighted average common shares outstanding, basic and diluted	9,487,329	-	3,716,877	-

Contact:

Kim Diamond

Phone: 646-661-1255

Email: kdiamond@springworkstx.com